Ex 35 a)
Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Securitization: LXS 2006-10N
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan
Services LLC (the "Master Servicer"), do certify the following for the Calendar Year
2006:
1. A review of the activities of the Master Servicer during the preceding calendar year
(or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006
(or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President

Ex 35 b)

[Aurora Loan Services logo]

Depositor:
Structured Asset Securities Corporation
Attention: Mortgage Finance LXS 2006-10N
745 7
th
Avenue, 7
th
Floor
New York, NY 10019

Master Servicer:
Aurora Loan Services LLC
Chris Baker
327 Inverness Drive South
Englewood, CO 80112

Trustee:
US Bank N.A.
Structured Finance LXS 2006-10N
One Federal Street, Third Floor
Boston, Massachusetts 02110

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Investor Code: F55
Investor Name: LXS 2006-10N

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan Services LLC
(the "Servicer"), do certify the following for the Calendar Year 2006:

1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified by: AURORA LOAN SERVICES, LLC
By /s/ Terry L. Gentry
Name: Terry L. Gentry
Title: Managing Director

Ex 35 c)
[Bank of America Logo]
475 CrossPoint Parkway
P.O. Box 9000
Getzville, NY 14068-9000
Annual Compliance Statement
LXS 2006-10N
I, H. Randall Chestnut, Senior Vice President of Bank of America, N.A., (the "Servicer"),
hereby certify pursuant to Section 2.64 of the Regulation Compliance Addendum by and
between Lehman Brothers Bank, FSB (the "Purchaser"), Bank of America, National
Association (the "Company"), Aurora Loan Services LLC (the "Master Servicer") and
U.S. Bank National Association (the "Trustee") that: (i) a revie w of the Company's activities during the 2006 calendar year and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution
Agreement in all material respects throughout the 2006 calendar year.

March 1, 2007

BANK OF AMERICA, N.A.
As Servicer

By: /s/ H. Randall Chestnut
Name: H. Randall Chestnut
Title: Senior Vice-President

Ex 35 d)
[Countrywide Home Loans Logo]
400 Countrywide Way
February 28, 2007 Simi Valley. California 93065-6298
Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CC 80124
OFFICERS CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide OP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer'). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s)
set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.
/s/ Joseph Candelario February 28, 2007
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

See Deal Name listing on following page.
Exhibit A
LMT 2006-9
LXS 2006-17
LXS 2006-19
LXS 2006-12N
LXS 2006-16N
LXS 2006-18N
[Countrywide Home Loans Logo]
400 Countrywide Way
February 28, 2007 Simi Valley. California 93065-6298
Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CC 80124
OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Service?'). I further certif3', with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b) To the best of my knowledge, based on such review, the Servicer has flulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.
/s/ Joseph Candelario February 28, 2007
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

See Deal Name listing on following page.
Exhibit A

SARM 2006-1
SARM 2006-10
SASCO 2006-3H
LXS 2006-3
LXS 2006-20
LXS 2006-2N
LXS 200-4N
LXS 2006-10N
[Countrywide Home Loans Logo]
400 Countrywide Way
February 28, 2007 Simi Valley. California 93065-6298
Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, CC 80124
OFFICERS CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s)
set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b) To the best of my knowledge, based on such review, the Servicer has flulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.
/s/ Joseph Candelario February 28, 2007
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
See Deal Name listing on following page.
Exhibit A

LMT 2006-3
LMT 2006-4
LMT 2006-9
LXS 2006-10N
LXS 2006-I2N
LXS 2006-16N
LXS 2006-17
LXS 2006-18N
LXS 2006-19
LXS 2006-20
LXS 2006-2N
LXS 2006-3
LXS 2006-4N
SARM 06-05
SARM 2006-1
SARM 2006-10
SARM 2006-11
SARM 2006-12
SARM 2006-2
SARM 2006-3
SARM 2006-3
SARM 2006-4
SARM 2006-4
SARM 2006-5
SARM 2006-7
SARM 2006-8
SARM 2006-9

Ex 35 e)
[GMAC Mortgage Logo]
SERVICER COMPLIANCE STATEMENT (Item 1123)
GMAC Mortgage, LLC
LXS 06-10N
The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the
"Servicer") pursuant to the applicable servicing agreement, does hereby certify that:
1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on
Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 6th day of
March 2007.

By: /s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Executive Vice President
GMAC Mortgage, LLC www.gmacmortgage.com
500 Enterprise Road
Horsham, PA 19044

Ex 35 f)
Indymac LOGO
REG AB 1123 Statement of Compliance

I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transactions listed on the attached schedule and I certify:
a) A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.
b) To the best of my knowledge, based on such review, except as set forth below
IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.
c) None

By: /s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loans Servicing
Investor Reporting
Indymac Bank
By: /s/ Bart Vincent
Bart Vincent
First Vice President
HLS-Finance
Financial
Indymac Bank

Prepared for: Aurora Loan Services
Date:
February 28, 2007
Ref: EXHIBIT A

www.indymac.com
7700 W. Parmer Lane, Bldg D, Austin TX 78729
EXHIBIT A
137 LXS 2006-12N LB 7/27/06
139 LXS2006-11 7/27/06
140 LMT 2006-4 7/28/06
187 ITF SARM 2006-8 (LB) 8/31/06
188 LXS 2006-14N (LB) 8/31/06
193 ITF LXS 2006-13 8/31/06
234 ITF SARM 2006-4 04/28/06
238 LXS 2006-7 04/28/06
276 ITF LXS 2006-8 05/31/06
286 ITF LXS 2006-1 ON (6-30-06)
294 LMT 2006-5 8-31-06
374 ITF LXS 2006-16N 092906
377 ITF LXS 2006-15 092906
433 LMT 2006-6 09/29/06
441 ITF LXS 2006-17 10/30/06
443 LMT 2006-7 10/30/06
447 LXS2006-18N 11/29/2006
448 LXS2006-19 11/29/2006
449 LMT 2006-8 11/29/2006
903 ITF LXS 2006-2N 1/31/06
4108 LMT 2006-9 12/29/06
4109 LXS2006-20 12/29/06
Ex 35 g)

[SUNTRUST MORTGAGE LOGO]
SunTrust Mortgage, Inc.
Post Office Box 26149
Richmond, VA 23260-6149
Toll Free 1.800.634.7928
www.suntrustmortgage.com
Aurora Loan Services LLC
--
Reference attached Schedule "A" for deal ID's

Ref Deal# LXS 2006-10N
In connection with the loans serviced by SunTrust Mortgage, Inc. (the `Company") for Aurora Loan
Services LLC, I, the undersigned officer, hereby certify the following as of December
31, 2006:

(i) The Company conducted a review of its activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Servicing
Agreement(s)/Purchase and Sale Agreement(s) and any applicable Reconstitution Agreement(s)
(together, the "Transaction Agreements") during such period has been made under my supervision; and

(ii) To the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Transaction Agreements in all material respects throughout such calendar year (or applicable portion thereof), except that as of January 1, 2006, the Company did not have procedures for monitoring compliance with requirements as specified in the applicable transaction agreements governing SEC Regulation AB transactions. To address the absence of such procedures, the Company's management has undertaken and completed the following actions: (a)
completed a review of each Transaction Agreement and identified if there was specific language affecting any of the Servicing Criteria outlined in Section 1122; (b) to the degree that the
Transaction Agreements required specific procedures related to the servicing criteria, the
Company's Reference Point Library (where all policies and procedures are maintained) was updated to this effect; (c) for each pool, a Control Matrix was completed (and is maintained on a current basis) identifying which Transaction Agreements control each pool; and (d) established a monthly review process `here the Company's managers review key factors of performance under
Transaction Agreements and respond to a questionnaire indicating compliance with such factors.
IN WITNESS WHEREOF, I do hereby certify the foregoing as of the date hereof.
By: /s/ John R. Purcell, Jr.
John R. Purcell, Jr.
Senior Vice President Manager, Servicing Division
Date: February 27, 2007